UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

ENVOY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01: Entry Into a Material Definitive Agreement

On December 20, 2024, Envoy Medical, Inc., formerly Anzu Special Acquisition Corp I (the “Company”), entered into a Conversion and Waiver Agreement (the “Conversion Agreement”) with Anzu SPAC GP I LLC (“Anzu”), which was the sponsor of the Company prior to the Company’s completion of the business combination transaction with Envoy Medical Corporation (“Legacy Envoy”) on September 29, 2023.

At the time of entering into the Conversion Agreement, Anzu was the holder of 2,500,000 shares of the Company’s Series A Preferred Stock (“Preferred Stock”) and 1,000,000 shares of the Company’s Class A Common Stock (“Common Stock”), which shares of Common Stock (the “Restricted Shares”) were unvested and subject to certain restriction and risk of forfeiture pending the Company’s achievement of certain milestones, as set forth in that certain Sponsor Support and Forfeiture Agreement, dated as of April 17, 2023, by and between the Company, Legacy Envoy, and Anzu (the “Support Agreement”). Pursuant the terms set forth in the Certificate of Designation for the Preferred Stock (the “Certificate of Designation”), the Preferred Stock accrues dividends at a rate of 12% per annum based on a $10.00 per share original issue price. Pursuant to the terms of the Support Agreement, the Company may under certain circumstances accrue such dividends otherwise payable to Anzu rather than paying them in cash.

Pursuant to the terms of the Conversion Agreement, Anzu and the Company agreed that effective upon closing of the transactions under the Conversion Agreement, which occurred on December 20, 2024: (i) that Anzu waives the Company’s obligation to pay $3,733,333 of accrued dividends on the Preferred Stock; (ii) the Company waives the restriction and vesting requirement for the Restricted Shares, which became unrestricted and freely tradable; (iii) the Company agreed to make a voluntary, temporary reduction in the conversion price, pursuant to the terms of the Certificate of Designation, of all of the outstanding shares of Preferred Stock effective December 20, 2024 through January 20, 2025 from $11.50 per share of Common Stock issuable upon conversion of a share of Preferred Stock to $3.63 (the “Conversion Price Reduction”), with the conversion ratio determined by dividing the $10.00 original issue price of the Preferred Stock by such conversion price; and (iv) Anzu agreed to convert 373,333 shares of Preferred Stock into 1,028,986 shares of Common Stock at the temporary conversion price.

The summary of the terms of the Conversion Agreement set forth above is qualified in its entirety by reference to the full terms of the of the Conversion Agreement, which is filed herewith as Exhibit 10.1.

Item 3.03 Material Modification of Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the alteration of the terms of the Preferred Stock pursuant to the terms of the Certificate of Designation is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Conversion and Waiver Agreement, dated December 20, 2024, by and between the Registrant and Anzu SPAC GP I LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

December 20, 2024	By:	/s/ David R. Wells
David R. Wells
Chief Financial Officer

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